                                                                EXHIBIT 99.2

                                    EXHIBIT 2

Waddell & Reed Investment Management Company - Tax ID No. 48-1106973

     Investment Advisor registered under Section 203 of the Investment Advisors Act of 1940

Waddell & Reed Ivy Investment Company - Tax ID No. 03-0481447

     Investment Advisor registered under Section 203 of the Investment Advisors Act of 1940